As filed with the Securities and Exchange Commission on March 25, 2015
Registration No. 333-97907

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIVIERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7011	88-0296886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2901 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 794-9237
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tullio Marchionne
2901 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(720) 734-5110
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rikard Lundberg, Esq.
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, CO 80202
(303) 223-1100

Approximate date of commencement of the proposed sale of the securities to the public: Not Applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. 
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer	

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	

DEREGISTRATION OF UNSOLD SECURITIES

On August 9, 2002, Riviera Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4, Registration No. 333-97907 (the “Registration Statement”), for the exchange offer by which holders of the Company’s 11% Senior Secured Notes Due 2010, that were issued on June 26, 2002 (the “Original Notes”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), could exchange their Original Notes for new notes registered under the Securities Act (the “Exchange Offer”), and whose terms and principal amount were the same as the Original Notes (the “New Notes”). The aggregate original principal amount of the Original Notes was $215,000,000.
On November 25, 2002 the Company completed the Exchange Offer. Original Notes in an aggregate principal amount of $214,800,000 were exchanged for New Notes, while Original Notes for approximately $200,000 of the original principal amount were not exchanged.
In accordance with an undertaking in Item 22 under Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold. No Original Notes or New Notes are currently outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 25, 2015.

Riviera Holdings Corporation

/s/ Robert James Kunkle
By: Robert James Kunkle
President (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board
Barry S. Sternlicht

/s/ Robert James Kunkle	President (Principal Executive Officer)	March 25, 2015
Robert James Kunkle

/s/ Marcos Alvarado	Director	March 25, 2015
Marcos Alvarado

/s/ Robert Scoville	Director	March 25, 2015
Rovert Scoville

/s/ Derek J. Stevens	Director	March 24, 2015
Derek J. Stevens

/s/ Michael Pearse	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 25, 2015
Michael Pearse